UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 15, 2006

UNIVERSAL FOREST PRODUCTS, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	00-22684 (Commission File Number)	38-1465835 (IRS Employer Identification No.)

2801 East Beltline, N.E. Grand Rapids, Michigan (Address of principal executive office)	49525 (Zip Code)

Registrant’s telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.      Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 10, 2005, the Board of Directors of Universal Forest Products, Inc. (the “Company”) appointed Michael B. Glenn, the Company’s Chief Executive Officer, to the Board of Directors. Effective July 1, 2006, Mr. Glenn was elected by the Board to serve as the Company’s Chief Executive Officer. Mr. Glenn, age 54, has been employed by the Company since 1974. In June of 1989, Mr. Glenn was elected Senior Vice President of the Company’s southwest operations and, on December 1, 1997, became the President of Universal Forest Products Western Division, Inc. Effective January 1, 2000, Mr. Glenn became the Company’s President and Chief Operating Officer.

There is no arrangement or understanding between Mr. Glenn and any other person pursuant to which he was elected as a director of the Company, and Mr. Glenn is not related to any other executive officer or director of the Company. There have been no transactions since January 1, 2005, nor are there any currently proposed transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000, and in which Mr. Glenn had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Glenn was not appointed to serve on any committees of the Board.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 15, 2006	UNIVERSAL FOREST PRODUCTS, INC. (Registrant) By: /s/ Michael R. Cole —————————————— Michael R. Cole Principal Financial Officer and Treasurer